UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240 14a-12

Infrastructure and Energy Alternatives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On March 8, 2022, Infrastructure and Energy Alternatives, Inc. filed its Preliminary Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting of Stockholders to be held on May 5, 2022. This Amendment No. 1 (this “Amendment”) to Schedule 14A is being filed to include the proxy card, which was omitted from the Proxy Statement due to the timing of its receipt. All other portions of the Proxy Statement remain unchanged.

This Amendment should be read with the Proxy Statement, and, from and after the date of this Amendment, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended hereby. Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70610-P66592

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________

**Nominees:**

01) John Paul Roehm
02) Terence Montgomery

**The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on an advisory basis, the compensation of our named executive officers; | ☐ | ☐ | ☐ |
| 3. To amend Section 9.15 of our Amended and Restated By Laws to remove heightened voting standards; | ☐ | ☐ | ☐ |
| 4. To amend our Amended and Restated Certificate of Incorporation and Article VIII of our Amended and Restated By Laws to remove supermajority voting standards; and | ☐ | ☐ | ☐ |
| 5. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2022 fiscal year. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date